EXHIBIT 16.2
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Deloitte & Touche LLP
Two World Financial Center
New York, New York  10281-1414

Tel:  212-436-2000
Fax:  212-436-5000                                                      DELOITTE
www.us.deloitte.com                                                     & TOUCHE





November 13, 2002



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.


Dear Sirs/Madams:

We have read Item 4 of DigiTEC 2000, Inc.'s Form 8-K dated November 12, 2002, and have the following comments:

First Paragraph

We agree with the comments made in the first sentence of this paragraph. We have no basis upon which to agree or disagree with the comments made in the second sentence of this paragraph.

Second Paragraph

We agree with the comments made in the first, second and fourth sentence of this paragraph. We have no basis upon which to agree or disagree with the comments made in the third sentence of this paragraph.

Third Paragraph

We agree with the comments made in the first sentence of this paragraph. We have no basis upon which to agree or disagree with the comments made in the second sentence of this paragraph.

Yours truly,

/S/ Deloitte & Touche LLP







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Deloitte
Touche
Tohmatsu
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